Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-208324, 333-126958, 333-140042 and 333-170395 on Form S-8 and in Registration Statement No. 333-211968 on Form S-3 of Lesaka Technologies, Inc. of our report dated June 30, 2022, relating to the combined financial statements of Connect as of and for the years ended February 28, 2022 and 2021 appearing in this Current Report on Form 8-K/A of Lesaka Technologies, Inc.

/s/ Ernst & Young Incorporated

Johannesburg, South Africa

30 June 2022